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                                                                 Exhibit 99.8.20

                              AMENDED AND RESTATED
                             PARTICIPATION AGREEMENT

                                  By and Among

                   RIVERSOURCE LIFE INSURANCE CO. OF NEW YORK

                                       And

                              PUTNAM VARIABLE TRUST

                                       And

                  PUTNAM RETAIL MANAGEMENT LIMITED PARTNERSHIP

     THIS AGREEMENT, made and entered into this 1st day of January, 2007, by and among the following parties:

     - RIVERSOURCE LIFE INSURANCE CO. OF NEW YORK ("Company"), a New York life insurance company, on its own behalf and on behalf of the separate accounts set forth on Schedule 1 hereto as may be amended from time to time by mutual consent (each such account referred to as an "Account");

     - PUTNAM VARIABLE TRUST, an open-end management investment company and business trust organized under the laws of the Commonwealth of Massachusetts (the "Trust"); and,

     - PUTNAM RETAIL MANAGEMENT LIMITED PARTNERSHIP, a Massachusetts limited partnership (the "Distributor").

WHEREAS, the Trust engages in business as an open-end management investment company and was established for the purpose of serving as the investment vehicle for separate accounts established for variable life insurance contracts and variable annuity contracts to be offered by insurance companies that have entered into participation agreements with the Trust and the Distributor (the "Participating Insurance Companies"), and

WHEREAS, the beneficial interests in the Trust are divided into several series of shares, each representing the interest in a particular managed portfolio of securities and other assets (the "Portfolios"); and

WHEREAS, the Trust has received an order from the Securities and Exchange Commission (the "SEC"), dated December 29, 2003 (Release No.19920) under the Investment Company Act of 1940, as amended (the "1940 Act"), granting Participating Insurance Companies and variable annuity separate accounts and variable life insurance separate accounts relief from the provisions of Sections 9(a), 13(a), 15(a), and 15(b) of the 1940 Act and Rules 6e-2(b)(15) and 6e-

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3(T)(b)(15) thereunder, to the extent necessary to permit shares of the Trust to be sold to and held by variable annuity separate accounts and variable life insurance separate accounts of the Participating Insurance Companies (the "Mixed & Shared Funding Exemptive Order"). The parties to this Agreement agree that the conditions or undertakings specified in the Mixed & Shared Funding Exemptive Order and that may be imposed on the Company, the Trust and/or the Distributor by virtue of the receipt of such order by the SEC will be incorporated herein by reference, and such parties agree to comply with such conditions and undertakings to the extent applicable to each such party; and

WHEREAS, the Trust is registered as an open-end management investment company under the 1940 Act and its shares are registered under the Securities Act of 1933, as amended (the "1933 Act"); and

WHEREAS, the Company has registered or will register certain variable annuity contracts and variable life insurance contracts (the "Contracts") under the 1933 Act; and

WHEREAS, the Account is a duly organized, validly existing segregated asset account, established by resolution of the Board of Directors of the Company under the insurance laws of the State of New York, to set aside and invest assets attributable to the Contracts; and

WHEREAS, the Company has registered the Account as a unit investment trust under the 1940 Act; and

WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Company intends to purchase shares of the Portfolios named in Schedule 2, as such schedule may be amended from time to time (the "Designated Portfolios") on behalf of the Account to fund the Contracts, and the Trust is authorized to sell such shares to unit investment trusts such as the Account at net asset value;

NOW, THEREFORE, in consideration of their mutual promises, the Company, the Trust and the Distributor agree as follows:

ARTICLE A. AMENDMENT AND RESTATEMENT; FORM OF AGREEMENT

A.1. The Trust and the Distributor acknowledge the merger of American Centurion Life Assurance Company ("American Centurion Life") with and into IDS Life Insurance Company of New York ("IDS Life of New York") (the "Merger") and the "intact transfer" (the "Transfer") of the Accounts of American Centurion Life to IDS Life of New York by operation of law and incident to the Merger, on December 31, 2006 and the re-naming of IDS Life of New York to RiverSource Life Insurance Co. of New York simultaneously with the Merger. On and after January 1, 2007, all references in this Agreement and its Schedules to American Centurion Life and IDS Life of New York shall mean and refer to RiverSource Life Insurance Co. of New York.

A.2. This Agreement shall amend and supersede the following agreements as of the date stated above among the parties to this Agreement with respect to all investments by each


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     Company and its Accounts prior to the date of this Agreement, as though identical separate agreements had been executed by the parties hereto on the dates as indicated below:

     (a) Participation Agreement dated April 30, 1997, by and among American Centurion Life, the Trust and the Distributor, as amended by the following documents: Amendment 1 to Participation Agreement, dated October 14, 1998; Amendment 2 to Participation Agreement, dated February 27, 2002; and Amendment 3 to Participation Agreement, dated August 18, 2003.

     (b) Participation Agreement dated October 7, 1996, by and among IDS Life of New York, the Trust and the Distributor, as amended by the following documents: Amendment 1 to Participation Agreement, dated February 27, 2002; and Amendment 2 to Participation Agreement, dated August 18, 2003.

ARTICLE I. SALE OF TRUST SHARES

1.1. The Distributor agrees, subject to the Trust's rights under Section 1.3 and otherwise under terms of this Agreement, to sell to the Company those Trust shares representing interests in the Designated Portfolios which each Account orders, executing such orders on a daily basis at the net asset value next computed after receipt and acceptance by the Trust or its designee of the order for the shares of the Trust. For purposes of this
     Section 1.1, the Company will be the designee of the Trust for receipt of such orders from each Account and receipt by such designee will constitute receipt by the Trust, provided that the Trust receives notice of such orders by 9:30 a.m. Eastern Time on the next following Business Day. "Business Day" will mean any day on which the New York Stock Exchange is open for trading and on which the Trust calculates its net asset value pursuant to the rules of the SEC.

1.2. The Company will pay for Trust shares on the next Business Day after an order to purchase Trust shares is made in accordance with Section 1.1 above. Payment will be in federal funds transmitted by wire. The Company will only purchase Trust shares to fund Contracts sold by the Company or by broker-dealers affiliated with the Company.

1.3. The Trust agrees to make shares of the Designated Portfolios available indefinitely, subject to Article X and the Trust's current prospectus, for purchase at the applicable net asset value per share by Participating Insurance Companies and their separate accounts on those days on which the Trust calculates its Designated Portfolio net asset value pursuant to rules of the SEC; provided, however, that the Trustees of the Trust (the "Trustees") may refuse to sell shares of any Portfolio to any person, or suspend or terminate the offering of shares of any Portfolio if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Trustees, acting in good faith and in light of their fiduciary duties under federal and any applicable state laws, necessary or in the best interests of the shareholders of such Portfolio.


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1.4. The Trust and the Distributor agree that shares of the Trust will be sold only to Participating Insurance Companies and their separate accounts. No shares of any Portfolio will be sold to the general public.

1.5. Except as otherwise disclosed in the Trust's then current prospectus, the Trust agrees to redeem for cash, upon the Company's request, any full or fractional shares of the Trust held by the Company, executing such requests on a daily basis at the net asset value next computed after receipt and acceptance by the Trust or its agent of the request for redemption. For purposes of this Section 1.5, the Company will be the designee of the Trust for receipt of requests for redemption from each Account and receipt by such designee will constitute receipt by the Trust; provided the Trust receives notice of request for redemption by 9:30 a.m. Eastern Time on the next following Business Day. Payment will be in federal funds transmitted by wire to the Company's account as designated by the Company in writing from time to time, on such next Business Day as the Trust receives notice of the redemption order from the Company. If notification of redemption is received after 9:30 a.m. Eastern Time on a Business Day, payment for redeemed shares will be made on the next following Business Day. The Trust reserves the right to delay payment of redemption proceeds, but in no event may such payment be delayed longer than the period permitted under Section 22(e) of the 1940 Act. The Trust will not bear any responsibility whatsoever for the proper disbursement or crediting of redemption proceeds; the Company alone will be responsible for such action. In connection with the foregoing and Section 1.1 above, the Company agrees to provide information, at the Distributor's reasonable request, on its late trading controls procedures, and the Company represents that it has controls and procedures in place to prevent the acceptance of orders or requests for redemption of shares of the Trust after the close of trading on the New York Stock Exchange on a day for trades that will be based on the net asset value determined as of the close of trading on the New York Stock Exchange on such day.

1.6. The Company agrees to purchase and redeem the shares of the Designated Portfolios offered by the then current prospectus of the Trust in accordance with the provisions of such prospectus. The Company will provide the Trust with such information about the sales and redemptions of shares as the Trust may reasonably request.

1.7. Issuance and transfer of the Trust's shares will be by book entry only. Stock certificates will not be issued to the Company or any Account. Purchase and redemption orders for Trust shares will be recorded in an appropriate title for each Account or the appropriate subaccount of each Account.

1.8. The Distributor will furnish same day notice (by wire or telephone, followed by written confirmation) to the Company of the declaration of any income, dividends or capital gain distributions payable on each Designated Portfolio's shares. The Company hereby elects to receive all such dividends and distributions as are payable on the Designated Portfolio shares in the form of additional shares of that Designated Portfolio. The Company reserves the right to revoke this election and to receive all such dividends and distributions in cash. The Distributor will notify the Company of the number of shares so issued as payment of such dividends and distributions.


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1.9. The Distributor will make the net asset value per share for each Designated
     Portfolio available to the Company on a daily basis as soon as reasonably practical after the Trust calculates its net asset value per share and each of the Trust and Distributor will use its best efforts to make such net asset value per share available by 6:30 p.m., Eastern Time, but other than with respect to events outside the control of the Trust, in no event later than 7:00 p.m., Eastern Time, each Business Day.

ARTICLE II. REPRESENTATIONS AND WARRANTIES

2.1. The Company represents and warrants that the Contracts are or will be registered under the 1933 Act and that the Contracts will be issued and sold in compliance with all applicable federal and state laws, including state insurance suitability requirements. The Company further represents and warrants that it is an insurance company duly organized and in good standing under applicable law and that it has legally and validly established each Account as a separate account under applicable state law and has registered the Account as a unit investment trust in accordance with the provisions of the 1940 Act to serve as a segregated investment account for the Contracts, and that it will maintain such registration for so long as any Contracts are outstanding. The Company will amend the registration statement under the 1933 Act for the Contracts and the registration statement under the 1940 Act for the Account from time to time as required in order to effect the continuous offering of the Contracts or as may otherwise be required by applicable law. The Company will register and qualify the Contracts for sale in accordance with the securities laws of the various states only if and to the extent deemed necessary by the Company.

2.2. The Company represents that the Contracts are currently and at the time of issuance will be treated as annuity or life insurance contracts under applicable provisions of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"), and that it will make every effort to maintain such treatment and that it will notify the Trust and the Distributor immediately upon having a reasonable basis for believing that the Contracts have ceased to be so treated or that they might not be so treated in the future.

2.3. The Company represents and warrants that it will not purchase shares of the Designated Portfolios with assets derived from tax-qualified retirement plans except, indirectly, through Contracts purchased in connection with such plans.

2.4. The Company agrees that it will notify the Trust and the Distributor if the Company adds an aggressive growth fund with similar objectives to the Trust as an investment option under the Contracts sixty (60) days prior to the effective date of such addition.

2.5. The Trust represents and warrants that Trust shares sold pursuant to this Agreement will be registered under the 1933 Act and duly authorized for issuance in accordance with applicable law and that the Trust is and will remain registered under the 1940 Act for as long as such shares of the Trust are sold. The Trust will amend the registration statement for its shares under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its shares. The Trust will register and qualify the


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     shares for sale in accordance with the laws of the various states only if and to the extent deemed advisable by the Trust or the based solely on the sale of Trust shares to the Company.

2.6. The Trust represents that it is currently qualified as a Regulated Investment Company under Subchapter M of the Internal Revenue Code, and that it will make every effort to maintain such qualification (under Subchapter M or any successor or similar provision) and that it will notify the Company immediately upon having a reasonable basis for believing that it has ceased to so qualify or that it might not so qualify in the future.

2.7. The Trust represents that its investment objectives, policies and restrictions comply with applicable state securities laws as they may apply to the Trust. The Trust makes no representation as to whether any aspect of its operations (including, but not limited to, fees and expenses and investment policies, objectives and restrictions) complies with the insurance laws and regulations of any state. The Trust and the Distributor agree that they will furnish the information required by state insurance laws so that the Company can obtain the authority needed to issue the Contracts in the various states.

2.8. The Trust represents that it is lawfully organized and validly existing under the laws of the Commonwealth of Massachusetts and that it does and will comply in all material respects with applicable provisions of the 1940 Act.

2.9. The Distributor represents and warrants that it is and will remain duly registered under all applicable federal and state securities laws and that it will perform its obligations for the Trust in accordance in all material respects with any applicable state and federal securities laws.

2.10. The parties to this Agreement represent and warrant that they shall comply with all the applicable laws and regulations designed to prevent money laundering including without limitation the International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001 (Title III of the USA PATRIOT ACT), and if required by such laws or regulations will share information with each other about individuals, entities, organizations and countries suspected of possible terrorist or money laundering activities in accordance with Section 314(b) of the USA PATRIOT ACT.

2.11. The Company acknowledges that the Trust has adopted policies and procedures intended to discourage excessive short-term trading as disclosed in the Trust's prospectus as it may be amended from time to time. The Trust acknowledges that the Company has adopted policies and procedures intended to discourage excessive short-term trading as disclosed in the Account's prospectus as it may be amended from time to time. Subject to applicable law and the terms of each Contract, the Company will cooperate with the Trust or its designee's requests in taking steps to deter and detect short-term trading and other abusive trading practices by any Contact owner.

     Notwithstanding the foregoing, the Company will comply with the following provisions in accordance with Rule 22c-2 of the 1940 Act ("Rule 22c-2"):


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(a)  AGREEMENT TO PROVIDE INFORMATION. Company agrees to provide the Trust,
     Putnam Fiduciary Trust Company ("PFTC") and/or Distributor, upon written request from any of them, the taxpayer identification number ("TIN")(or in the case of non-U.S. Contract owners, if the taxpayer identification number is unavailable, the International Taxpayer Identification Number ("ITIN") or other government-issued identifier) of any or all Contract owner(s) and the amount, date and transaction type (purchase, redemption, transfer, or exchange), for each Contract owner, of every purchase, redemption, transfer, or exchange of shares held in a Portfolio of the Trust through an Account maintained by Company during the period covered by the request. The foregoing information shall be collectively referred to herein as the "Contract owner Information." Unless otherwise specifically requested by the Trust, PFTC and/or Distributor, Company shall only be required to provide information relating to Contract owner-Initiated Transfer Purchases or Contract owner-Initiated Transfer Redemptions.

     (1) PERIOD COVERED BY REQUEST. Requests must set forth a specific period, not to exceed 90 days from the date of the request, for which Contract owner Information is sought. Notwithstanding the foregoing, the Trust, PFTC and/or the Distributor may request Contract owner Information older than 90 days from the date of the request as it deems necessary or desirable to investigate compliance with policies established from time to time by the Trust for the purpose of eliminating or reducing any dilution of the value of the outstanding shares issued by the Trust.

     (2) FORM AND TIMING OF RESPONSE. Company agrees to transmit the requested Contract owner Information that is on Company's books and records to the Trust, PFTC and/or Distributor in a secure manner, within ten (10) Business Days after receipt of a request. If requested by the Trust, PFTC and/or Distributor, Company agrees to use best efforts to determine promptly whether any specific person about whom the Trust and/or Distributor has received Contract owner Information is itself a financial intermediary (an "indirect intermediary," within the meaning of Rule 22c-2). If such person is determined to be an indirect intermediary, then, upon further request of the Trust, PFTC and/or Distributor, Company shall promptly do either of the following: (i) provide (or arrange to have provided) to the Trust, PFTC and/or Distributor the Contract owner Information regarding Contract owners who hold an account with an indirect intermediary; or (ii) restrict or prohibit further purchases of Trust shares from such indirect intermediary. In such instance, Company agrees to inform the Trust, PFTC and/or Distributor whether Company plans to perform (i) or (ii). Responses required by this paragraph must be communicated in writing and in a format mutually agreed upon by the parties. To the extent practicable, the format for any Contract owner Information provided to the Trust, PFTC and/or Distributor should be consistent with the NSCC Standardized Data Reporting Format.

     (3) LIMITATIONS ON USE OF INFORMATION. PFTC and the Distributor agree that the information provided to the Trust and/or Distributor by the Company under this Section 2.11 is subject to the confidentiality standards set forth in Section 12.2 of this Agreement.


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(b)  AGREEMENT TO RESTRICT TRADING. Company agrees to execute written instructions from the Trust, PFTC and/or Distributor to restrict or prohibit further purchases or exchanges of shares by a Contract owner that has been identified by the Trust, PFTC and/or the Distributor as having engaged in transactions of the Trust's shares (directly or indirectly through the Company's Account) that violate policies established by the Trust for the purpose of eliminating or reducing any dilution of the value of the outstanding shares issued by the Trust. Unless otherwise directed by the Trust, PFTC and/or Distributor, any such restrictions or prohibitions shall apply only to Contract owner-Initiated Transfer Purchases or Contract owner-Initiated Transfer Redemptions that are effected directly or indirectly through Company.

     (1) FORM OF INSTRUCTIONS. Instructions must include the TIN (or ITIN or other government-issued identifier) furnished by the Company under Section
     2.11 (a) above and the specific restriction(s) to be executed. If the TIN (or ITIN or other government issued identifier) is not known to PFTC or the Distributor, the PFTC or the Distributor will contact Company and Company will again provide the TIN (or ITIN or other government-issued identifier). The instructions shall, to the extent possible, provide a brief written explanation specifying how the Contract owner(s) trading activity violated the Trust's market timing or other abusive trading policies that Company may provide to the Contract owner(s). In the event that any such instructions would require Company to breach the redemption terms of a Contract, then parties shall cooperate in good faith with one another to determine if there is a practical and effective alternative that would not involve Intermediary in any such breach and would be in accordance with Rule 22c-2. If no such alternative satisfies Trust, PFTC and/or Distributor, the Company shall execute the original restriction instructions delivered in accordance with this section.

     (2) TIMING OF RESPONSE. Company agrees to promptly execute instructions from the Trust, PFTC and/or the Distributor to restrict or prohibit trading.

     (3) CONFIRMATION BY COMPANY. Company must provide written confirmation to the Trust and/or Distributor that instructions have been executed. Company agrees to provide confirmation as soon as reasonably practicable, but not later than ten (10) business days after the instructions have been executed.

(c) IDENTIFICATION OF INVESTMENT PROFESSIONAL OR SELLING FIRM. When the Trust, PFTC and/or the Distributor has given the Company a written instruction pursuant to Section 2.11(b) to restrict or prohibit further purchases by a Contract owner of the Trust's shares, the Trust, PFTC and/or the Distributor may request and the Company will provide the Trust, PFTC and/or the Distributor with the name or other identifier of any investment professional who is listed on the Company's records as the agent of record for the restricted Contract if the investment professional is employed by a broker dealer affiliate of the Company. If the restricted Contract was sold by a broker dealer firm unaffiliated


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     with the Company, the Company will provide the Trust, PFTC and/or the
     Distributor with the name of the selling broker dealer firm.

(d) For purposes of this Section 2.11.: (a) the term "promptly" means as soon as reasonably practicable, but not later than five Business Days after Company receives instructions or a request from the Trust, PFTC and/or the Distributor; (b) the term "Contract owner-Initiated Transfer Purchase" means a transaction that is initiated or directed by a Contract owner that results in a transfer of assets within a Contract to a Fund, but does not include transactions that are executed: (i) automatically pursuant to a contractual or systematic program or enrollment such as a transfer of assets within a Contract to a Fund as a result of "dollar cost averaging" programs, insurance company approved asset allocation programs, or automatic rebalancing programs; (ii) pursuant to a Contract death benefit;
     (iii) one-time step-up in Contract value pursuant to a Contract death benefit; (iv) allocation of assets to a Fund through a Contract as a result of payments such as loan repayments, scheduled contributions, retirement plan salary reduction contributions or planned premium payments to the Contract; or (v) prearranged transfers at the conclusion of a required free look period; and (c) the term "Contract owner-Initiated Transfer Redemption" means a transaction that is initiated or directed by a Contract owner that results in a transfer of assets within a Contract out of a Fund, but does not include transactions that are executed: (i) automatically pursuant to a contractual or systematic program or enrollment such as transfer of assets within a Contract out of a Fund as a result of annuity payouts, loans, systematic withdrawal programs, insurance company approved asset allocation programs and automatic rebalancing programs; (ii) as a result of any deduction of charges or fees under a Contract; (iii) within a Contract out of a Fund as a result of scheduled withdrawals or surrenders from a Contract; or (iv) as a result of payment of a death benefit from a Contract.

ARTICLE III. PROSPECTUSES AND PROXY STATEMENTS; VOTING

3.1. The Trust will provide such documentation, including a final copy of a current prospectus set in type or a computer diskette or other electronic transmission at the Trust's expense, and other assistance as is reasonably necessary, at least annually, or more frequently if the Trust's prospectus is amended more frequently. The Company will bear the expense of printing and distributing prospectuses. The Trust will provide such documentation to the Company in a timely manner so that the Company can print and distribute the prospectuses within the time required by applicable law.

     In the event that the Trust initiates (i) a reorganization as defined by
     Section 2 of the 1940 Act of the Trust or a Portfolio, or (ii) a change in the name of the Trust or a Portfolio then Distributor shall reimburse the Company for its reasonable internal and out-of-pocket costs associated with the aforementioned actions. The Company agrees to use its best efforts to minimize any costs incurred under this Section 3.1 and shall provide the Distributor with acceptable documentation of any such costs incurred

3.2. The Trust's prospectus will state that the statement of additional information (the "Statement") for the Trust is available from the Distributor or its designee (or in the


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     Trust's discretion, the Prospectus shall state that such Statement is available from the Trust). The Trust will provide the Company, at the Trust's expense, with as many copies of the Statement as the Company may reasonably request for distribution, at the Company's expense, to prospective Contract owners and applicants. The Trust will provide, at the Trust's expense, as many copies of said statement of additional information as necessary for distribution, at the Trust's expense, to any existing Contract owner who requests such statement or whenever state or federal law otherwise require that such statement be provided. The Trust will provide the copies of said statement of additional information to the Company or to its mailing agent in a timely manner so that the Company can distribute the statement of additional information within the time required by applicable law. The Company will distribute the statement of additional information as requested or required and will bill the Trust for the reasonable cost of such distribution.

3.3. The Trust, at its expense, will provide the Company or its mailing agent with copies of its proxy material, if any, reports to shareholders and other communications to shareholders in such quantity as the Company will reasonably require and in a timely manner so that the Company can distribute these documents within the time required by applicable law. The Trust will provide the Company, at its reasonable request, the proxy material, reports and other communications through an electronic transmission. The Company will distribute this proxy material, reports and other communications to existing Contract owners. The Company will bill the Trust for the "reasonable" costs of printing and distribution of the reports or other communications. For purposes of this Section 3.3 "reasonable" costs shall be based on the costs of printing incurred by the Trust to print the reports. The distribution of proxy material shall be at the Company's expense.

3.4. If and to the extent required by law and the Mixed & Shared Funding Exemptive Order, the Company will:

     (a)  solicit voting instructions from Contract owners;

     (b) vote the shares of the Designated Portfolios held in the Account in accordance with instructions received from Contract owners; and

     (c) vote shares of the Designated Portfolios held in the Account for which no timely instructions have been received, in the same proportion as shares of such Designated Portfolio for which instructions have been received from the Company's Contract owners;

     so long as and to the extent that the SEC continues to interpret the 1940 Act and the Mixed & Shared Funding Exemptive Order to require pass-through voting privileges for variable Contract Owners. The Company reserves the right to vote Trust shares held in any segregated asset account in its own right, to the extent permitted by law and the Mixed & Shared Funding Exemptive Order. The Company will be responsible for assuring that each Account participating in the Trust calculates voting privileges in a


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     manner consistent with all legal requirements, including the Mixed & Shared
     Funding Exemptive Order.

     The Trust will comply with, all provisions of the 1940 Act requiring voting by shareholders, and in particular, the Trust either will provide for annual meetings (except insofar as the SEC may interpret Section 16 of the 1940 Act not to require such meetings) or, as the Trust currently intends, to comply with Section 16(c) of the 1940 Act (although the Trust is not one of the trusts described in Section 16(c) of that Act) as well as with Sections 16(a) and, if and when applicable, 16(b). Further, the Trust will act in accordance with the SEC's interpretation of the requirements of
     Section 16(a) with respect to periodic elections of Trustees and with whatever rules the SEC may promulgate with respect thereto.

ARTICLE IV. SALES MATERIAL AND INFORMATION

4.1. The Company will furnish, or will cause to be furnished, to the Distributor, each piece of sales literature or other promotional material in which the Trust, its investment adviser or the Distributor is named, at least ten (10) Business Days prior to its use. No such material will be used if the Trust or the Distributor reasonably objects to such use within five (5) Business Days after receipt of such material.

4.2. The Company will not give any information or make any representations or statements on behalf of the Trust or concerning the Trust in connection with the sale of the Contracts other than the information or representations contained in the registration statement, prospectus or statement of additional information for Trust shares, as such registration statement, prospectus and statement of additional information may be amended or supplemented from time to time, or in reports or proxy statements for the Trust, or in published reports for the Trust which are in the public domain or approved by the Trust or the Distributor for distribution, or in sales literature or other material provided by the Trust or by the Distributor, except with written permission of the Trust or the Distributor. The Trust and the Distributor agree to respond to any request for approval on a prompt and timely basis. Nothing in this Section
     4.2 will be construed as preventing the Company or its employees or agents from giving advice on investment in the Trust.

4.3. The Trust or the Distributor will furnish, or will cause to be furnished, to the Company or its designee, each piece of sales literature or other promotional material in which the Company or its Account is named, at least ten (10) Business Days prior to its use. No such material will be used if the Company reasonably objects to such use within five (5) Business Days after receipt of such material.

4.4. The Trust and the Distributor will not give any information or make any representations or statements on behalf of the Company or concerning the Company, each Account, or the Contracts other than the information or representations contained in a registration statement, prospectus or statement of additional information for the Contracts, as such registration statement, prospectus and statement of additional information may be amended or supplemented from time to time, or in published reports for each Account or the Contracts which are in the public domain or approved by the Company for distribution to Contract owners, or in sales literature or other material provided by the Company, except with permission of the Company. The Company agrees to respond to any request for approval on a prompt and timely basis.

4.5. The Trust will provide to the Company at least one complete copy of all registration statements, prospectuses, statements of additional information, reports, proxy statements, sales literature and other promotional materials naming the Company or the Account, and all amendments to any of the above, that relate to the Trust or its shares, promptly following the filing of such document with the SEC or the NASD.

4.6. The Company will provide to the Trust at least one complete copy of all registration statements, prospectuses, statements of additional information, reports, solicitations for voting instructions, sales literature and other promotional materials, applications for exemptions, requests for no action letters, and all amendments to any of the above, that relate to the Contracts or each Account, promptly following the filing of such document with the SEC or the NASD.

4.7. For purposes of this Article IV, the phrase "sales literature or other promotional material" includes, but is not limited to, advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, or other public media, (e.g., on-line networks such as the Internet or other electronic messages), sales literature (i.e., any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees and any other material constituting sales literature or advertising under the NASD rules, the 1933 Act or the 1940 Act.

4.8. The Trust and the Distributor hereby consent to the Company's use of the names "Putnam", "Putnam Variable Trust', and "PVT", in connection with marketing the Contracts, subject to the terms of Sections 4.1 and 4.2 of this Agreement. Such consent will terminate with the termination of this Agreement.

ARTICLE V. SERVICE FEES, FEES AND EXPENSES

5.1. The Trust and the Distributor will pay no fee or other compensation to the Company under this Agreement, except those service fees ("Service Fees") set forth on Schedule 2 hereto and which are subject to (i) the terms set forth on Schedule 2 and (ii) the limitations contained in each Designated Portfolio's distribution plan adopted pursuant to Rule 12b-1 under the 1940 Act to finance distribution expenses.

5.2. All expenses incident to performance by each party of its respective duties under this Agreement will be paid by that party. The Trust will bear the expenses for the cost of registration and qualification of the Trust's shares; preparation and filing of the Trust's prospectus, statement of additional information and registration statement, proxy materials and reports; setting the Trust's prospectus in type; setting in type and printing proxy materials and reports to Contract owners the preparation of all statements and notices required by any federal or state law; all taxes on the issuance or transfer of the Trust's shares; any expenses permitted to be paid or assumed by the Trust pursuant to a plan, if any, under Rule 12b-1 under the 1940 Act; and all other expenses set forth in Article III of this Agreement.

5.3. The Company will bear all expenses incident to the performance of its obligations under this Agreement. The Company will bear those expenses of:
     (a) printing and distributing the Trust's prospectus to existing and prospective Contract owners; and (b) distributing the Trust's proxy materials to Contract owners as set forth in Article III of this Agreement.

ARTICLE VI. DIVERSIFICATION

6.1. The Trust will use best efforts to comply with Section 817(h) of the Internal Revenue Code and Treasury Regulation 1.817-5, relating to the diversification requirements for variable annuity, endowment, or life insurance contracts. In the event of a breach of this Article VI by the Trust, it will take all reasonable steps: (a) to notify the Company of such breach; and (b) to adequately diversify the Trust so as to achieve compliance within the grace period afforded by Treasury Regulation 1.817-5.

ARTICLE VII. POTENTIAL CONFLICTS

7.1. The Trustees will monitor the Trust for the existence of any irreconcilable material conflict among the interests of the Contract owners of all separate accounts investing in the Trust. An irreconcilable material conflict may arise for a variety of reasons, including (a) an action by any state insurance regulatory authority; (b) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretive letter, or any similar action by insurance, tax, or securities regulatory authorities; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of any Portfolio are being managed; (e) a difference in voting instructions given by Participating Insurance Companies or by variable annuity and variable life insurance Contract owners; or (f) a decision by an insurer to disregard the voting instructions of Contract owners. The Trustees will promptly inform the Company if it determines that an irreconcilable material conflict exists and the implications thereof.

7.2. The Company will report any potential or existing conflicts of which it is aware to the Trustees. The Company agrees to assist the Trustees in carrying out their responsibilities, as delineated in the Mixed & Shared Funding Exemptive Order, by providing the Trustees with all information reasonably necessary for them to consider any issues raised. This includes, but is not limited to, an obligation by the Company to inform the Trustees whenever Contract owner voting instructions are to be disregarded.

7.3. If it is determined by a majority of the Trustees, or a majority of the disinterested Trustees, that an irreconcilable material conflict exists, the Company and the relevant Participating Insurance Companies will, at their expense and to the extent reasonably practicable (as determined by a majority of the disinterested Trustees), take whatever steps are necessary to remedy or eliminate the irreconcilable material conflict, up to and including: (a) withdrawing the assets allocable to some or all of the Accounts from the Trust or any Portfolio and reinvesting such assets in a different investment medium, including (but not limited to) another Portfolio of the Trust, or submitting the question whether such segregation should be implemented to a vote of all affected Contract owners and, as appropriate, segregating the assets of any appropriate group (i.e., variable annuity Contract owners or variable life insurance Contract owners of one or more Participating Insurance Companies) that votes in favor of such segregation, or offering to the affected Contract owners the option of making such a change; and (b) establishing a new registered management investment company or managed separate account.

7.4. If a material irreconcilable conflict arises because of a decision by the Company to disregard Contract owner voting instructions, and such disregard of voting instructions could conflict with the majority of Contract owner voting instructions, and the Company's judgment represents a minority position that would preclude a majority vote, the Company may be required, at the Trust's election, to withdraw the affected subaccount of the Account's investment in the Trust and terminate this Agreement with respect to such subaccount; provided, however, that such withdrawal and termination will be limited to the extent required by the foregoing irreconcilable material conflict as determined by a majority of the disinterested Trustees. No charge or penalty will be imposed as a result of such withdrawal. Any such withdrawal and termination must take place within six
     (6) months after the Trust gives written notice to the Company that this provision is being implemented. Until the end of such six-month period the Distributor and Trust will, to the extent permitted by law and any exemptive relief previously granted to the Trust, continue to accept and implement orders by the Company for the purchase (and redemption) of shares of the Trust.

7.5. If a material irreconcilable conflict arises because of a particular state insurance regulator's decision applicable to the Company to disregard Contract owner voting instructions, and that decision represents a minority position that would preclude a majority vote, then the Company may be required, at the Trust's direction, to withdraw the affected subaccount of the Account's investment in the Trust and terminate this Agreement with respect to such subaccount; provided, however, that such withdrawal and termination will be limited to the extent required by the foregoing irreconcilable material conflict as determined by a majority of the disinterested Trustees. No charge or penalty will be imposed as a result of such withdrawal. Any such withdrawal and termination must take place within six (6) months after the Trust written notice to the Company that this provision is implemented. Until the end of such six-month period the Distributor and Trust will, to the extent permitted by law and any exemptive relief previously granted to the Trust, continue to accept and implement orders by the Company for the purchase (and redemption) of shares of the Trust.

7.6. For purposes of Sections 7.3 through 7.6 of this Agreement, a majority of the disinterested Trustees will determine whether any proposed action adequately remedies any irreconcilable material conflict, but in no event will the Trust be required to establish a new funding medium for the Contracts. The Company will not be required to establish a new funding medium for the Contracts if an offer to do so has been declined by vote of a majority of Contract owners affected by the irreconcilable material conflict.

7.7. If the Trustees determine, in accordance with the terms and conditions of the Mixed & Shared Funding Exemptive Order that a material irreconcilable conflict exists on account of the Company's actions or the Company's failure to act in accordance with its obligations under the Mixed & Shared Funding Exemptive Order, then it shall be the Company's obligation to take remedial action and to bear the costs of such remedial action which shall be carried out with a view only to the interests of Contract owners.

7.8. The Company will at least annually submit to the Trustees such reports, materials or data as the Trustees may reasonably request so that they may fully carry out the duties imposed upon them as delineated in the Mixed & Shared Funding Exemptive Order, and said reports, materials and data will be submitted more frequently if deemed appropriate by the Trustees.

7.9. If and to the extent that Rule 6e-2 and Rule 6e-3(T) are amended, or Rule 6e-3 is adopted, to provide exemptive relief from any provision of the 1940 Act or the rules promulgated thereunder with respect to mixed or shared funding (as defined in the Mixed & Shared Funding Exemptive Order) on terms and conditions materially different from those contained in the Mixed & Shared Funding Exemptive Order, then: (a) the Trust and/or the Participating Insurance Companies, as appropriate, will take such steps as may be necessary to comply with Rules 6e-2 and 6e-3(T), as amended, and Rule 6e-3, as adopted, to the extent such rules are applicable; and (b) Sections 3.4, 3.5, 7.1 , 7.2, 7.3, 7.4, and 7.5 of this Agreement will continue in effect only to the extent that terms and conditions substantially identical to such Sections are contained in such Rule(s) as so amended or adopted.

ARTICLE VIII. INDEMNIFICATION

8.1. Indemnification By The Company

     (a) The Company agrees to indemnify and hold harmless the Trust, each of the Trustees, the Distributor, and each person, if any, who controls or is associated with the Trust or the Distributor within the meaning of such terms under the federal securities laws and any director, trustee, officer, partner, employee or agent of the foregoing (collectively, the "Indemnified Parties" for purposes of this Section 8.1) against any and all losses, claims, expenses, damages, liabilities (including amounts paid in settlement with the written consent of the Company which consent may not be unreasonably withheld) or litigation (including reasonable legal and other expenses) to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements:

          (1) arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the registration statement, prospectus or statement of additional information for the Contracts or contained in the Contracts or sales literature or other promotional material for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated or necessary to make such statements not misleading in light of the circumstances in which they were made; provided that this agreement to indemnify will not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Company by or on behalf of the Distributor or the Trust for use in the registration statement, prospectus or statement of additional information for the Contracts or in the Contracts or sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Trust shares; or

          (2) arise out of or as a result of statements or representations by or on behalf of the Company (other than statements or representations contained in the Trust's registration statement, prospectus, statement of additional information or sales literature or other promotional material of the Trust (or any amendment or supplement) not supplied by the Company or persons under control of the Company), or wrongful conduct of the Company or persons under its control, with respect to the sale or distribution of the Contracts or Trust shares; or

          (3) arise out of any untrue statement or alleged untrue statement of a material fact contained in the Trust's registration statement, prospectus, statement of additional information or sales literature or other promotional material of the Trust (or amendment or supplement thereto) or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make such statements not misleading in light of the circumstances in which they were made, if such a statement or omission was made in reliance upon and in conformity with information furnished to the Trust or the Distributor by or on behalf of the Company or persons under its control; or

          (4) arise out of any material breach of any representation and/or warranty made by the Company in this Agreement or arise out of or result from any other material breach by the Company of this Agreement;

          (5) except to the extent provided in Sections 8.1 (b) and 8.4 hereof. This indemnification will be in addition to any liability that the Company otherwise may have.

     (b) No party will be entitled to indemnification under Section 8.1(a) if the loss, claim, damage, liability or litigation for which indemnification is sought is due to the willful misfeasance, bad faith, or gross negligence in the performance of such party's duties under this Agreement, or by reason of such party's reckless disregard of its obligations or duties under this Agreement by such party.

     (c) An Indemnified Party promptly will notify the Company of the commencement of any litigation, proceedings, complaints or actions by regulatory authorities against him, her or it in connection with the issuance or sale of the Trust shares or the Contracts or the operation of the Trust.

8.2. Indemnification By The Distributor

     (a) The Distributor agrees to indemnify and hold harmless the Company and each person, if any, who controls or is associated with the Company within the meaning of such terms under the federal securities laws and any director, trustee, officer, partner, employee or agent of the foregoing (collectively, the "Indemnified Parties" for purposes of this Section 8.2) against any and all losses, claims, expenses, damages, liabilities (including amounts paid in settlement with the written consent of the Distributor which consent may not be unreasonably withheld) or litigation (including reasonable legal and other expenses) to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements;

          (1) arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the sales literature or other promotional material of the Trust (or any amendment or supplement to any of the foregoing),or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated or necessary to make such statements not misleading in light of the circumstances in which they were made; provided that this agreement to indemnify will not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Distributor or Trust by or on behalf of the Company for use in the sales literature of the Trust (or any amendment or supplement thereto) or otherwise for use in connection with the sale of the Contracts or Trust shares; or

          (2) arise out of or as a result of statements or representations (other than statements or representations contained in the Contracts or in the Contract or Trust registration statements, prospectuses or statements of additional information or sales literature or other promotional material for the Contracts or the Trust (or any amendment or supplement thereto) not supplied by the Distributor or the Trust or persons under the control of the Distributor or the Trust respectively) or wrongful conduct of the Distributor or persons under the control of the Distributor, with respect to the sale or distribution of the Contracts or Trust shares; or

          (3) arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, statement of additional information or sales literature or other promotional material covering the Contracts (or any amendment or supplement thereto), or the omission or alleged omission to state therein a material fact required to be stated or necessary to make such statement or statements not misleading in light of the circumstances in which they were made, if such statement or omission was made in reliance upon and in conformity with information furnished to the Company by or on behalf of the Distributor or persons under the control of the Distributor; or

          (4) arise out of or result from any material breach of any representation and/or warranty made by the Distributor in this Agreement or arise out of or result from any other material breach of this Agreement by the Distributor (including a failure, whether unintentional or in good faith or otherwise, to comply with the diversification requirements and procedures related thereto specified in Article VI of this Agreement); or

          (5) arise out of or result from a failure to supply timely and accurate net asset value information related to the Trust, as contemplated by Article I, which such failure is the result of gross negligence or willful misconduct of the Distributor or its affiliates (it being agreed that neither the Distributor or such affiliates assume responsibility for the timing or accuracy of prices supplied by independent third parties, such as pricing services and market makers);

          except to the extent provided in Sections 8.2(b) and 8.4 hereof.

     (b) No party will be entitled to indemnification under Section 8.2(a) if the loss, claim, damage, liability or litigation for which indemnification is sought is due to the willful misfeasance, bad faith, or gross negligence in the performance of such party's duties under this Agreement, or by reason of such party's reckless disregard of its obligations or duties under this Agreement by such party.

     (c) The Indemnified Parties will promptly notify the Distributor and the Trust of the commencement of any litigation, proceedings, complaints or actions by regulatory authorities against them in connection with the issuance or sale of the Contracts or the operation of the Account.

8.3. Indemnification By the Trust

     (a) The Trust agrees to indemnify and hold harmless the Company and each person, if any, who controls or is associated with the Company within the meaning of such terms under the federal securities laws and any director, trustee, officer, partner, employee or agent of the foregoing (collectively, the "Indemnified Parties" for purposes of this Section 8.3) against any and all losses, claims, expenses, damages, liabilities (including amounts paid in settlement with the written consent of the Trust which consent may not be unreasonably withheld) or litigation (including reasonable legal and other expenses) to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements, are related to the operations of the Trust and:

          (1) arise out of or based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement, prospectus or statement of additional information for the Trust (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Distributor or Trust by or on behalf of the Company for use in the registration statement, prospectus, or statement of additional information for the Trust (or any amendment or supplement thereto) or otherwise for use in connection with the sale of the Contracts or Trust shares; or

          (2) arise out of or result from any material breach of any representation and/or warranty made by the Trust in this Agreement or arise out of or result from any other material breach of this Agreement by the Trust; except to the extent provided in Sections 8.3(b) and 8.4 hereof.

     (b) No party will be entitled to indemnification under Section 8.3(a) if the loss, claim, damage, liability or litigation for which indemnification is sought is due to the willful misfeasance, bad faith, or gross negligence in the performance of such party's duties under this Agreement, or by reason of such party's reckless disregard of its obligations and duties under this Agreement by such party.

     (c) The Indemnified Parties will promptly notify the Trust of the commencement of any litigation, proceedings, complaints or actions by regulatory authorities against them in connection with the issuance or sale of the Contracts or the operation of the Account.

8.4. Indemnification Procedure

     Any person obligated to provide indemnification under this Article VIII ("Indemnifying Party" for the purpose of this Section 8.4) will not be liable under the indemnification provisions of this Article VIII with respect to any claim made against a party entitled to indemnification under this Article VIII ("Indemnified Party for the purpose of this Section 8.4) unless such Indemnified Party will have notified the Indemnifying Party in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim will have been served upon such Indemnified Party (or after such party will have received notice of such service on any designated agent), but failure to notify the Indemnifying Party of any such claim will not relieve the Indemnifying Party from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of the indemnification provision of this Article VIII, except to the extent that the failure to notify results in the failure of actual notice to the Indemnifying Party and such Indemnifying Party is damaged solely as a result of failure to give such notice. In case any such action is brought against the Indemnified Party, the Indemnifying Party will be entitled to participate, at its own expense, in the defense thereof. The Indemnifying Party also will be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Indemnifying Party to the Indemnified Party of the Indemnifying Party's election to assume the defense thereof, the Indemnified Party will bear the fees and expenses of any additional counsel retained by it, and the Indemnifying Party will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation, unless: (a) the Indemnifying Party and the Indemnified Party will have mutually agreed to the retention of such counsel; or (b) the named parties to any such proceeding (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The Indemnifying Party will not be liable for any settlement of any proceeding effected without its written consent (such consent may not be unreasonably withheld) but if settled with such consent or if there is a final judgment for the plaintiff, the Indemnifying Party agrees to indemnify the Indemnified Party from and against any loss or liability by reason of such settlement or judgment. A successor by law of the parties to this Agreement will be entitled to the benefits of the indemnification contained in this Article VIII. The indemnification provisions contained in this Article VIII will survive any termination of this Agreement.

ARTICLE IX. APPLICABLE LAW

9.1. This Agreement will be construed and the provisions hereof interpreted under and in accordance with the laws of the State of Minnesota.

9.2. This Agreement will be subject to the provisions of the 1933 Act, the 1934 Act and the 1940 Act, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the SEC may grant (including, but not limited to, the Mixed & Shared Funding Exemptive Order) and the terms hereof will be interpreted and construed in accordance therewith.

ARTICLE X. TERMINATION

10.1. This Agreement will terminate:

     (a) at the option of any party, with or without cause, with respect to some or all of the Designated Portfolios, upon six (6) month's advance written notice to the other parties or, if later, upon receipt of any required exemptive relief or orders from the SEC, unless otherwise agreed in a separate written agreement among the parties; or

     (b) at the option of the Company, upon receipt of the Company's written notice by the Trust or the Distributor, with respect to any Designated Portfolio if shares of the Designated Portfolio are not reasonably available to meet the requirements of the Contracts as determined in good faith by the Company; or

     (c) at the option of the Company, upon receipt of the Company's written notice by the Trust or the Distributor, with respect to any Designated Portfolio in the event any of the Designated Portfolio's shares are not registered, issued or sold in accordance with applicable state and/or federal law or such law precludes the use of such shares as the underlying investment media of the Contracts issued or to be issued by Company; or

     (d) at the option of the Trust or the Distributor, upon receipt of the Trust's or the Distributor's written notice by the Company, upon institution of formal proceedings against the Company by the NASD, the SEC, the insurance commission of any state or any other regulatory body, provided that the Trust or the Distributor determines in its sole judgment, exercised in good faith, that any such proceeding would have a material adverse effect on the Company's ability to perform its obligations under this Agreement; or

     (e) at the option of the Company, upon receipt of the Company's written notice by the Trust or the Distributor, upon institution of formal proceedings against the Trust or the Distributor by the NASD, the SEC, or any state securities or insurance department or any other regulatory body, provided that the Company determines in its sole judgment, exercised in good faith, that any such proceeding would have a material adverse effect on the Trust's or the Distributors ability to perform its obligations under this Agreement; or

     (f) at the option of the Company, upon receipt of the Company's written notice by the Trust or the Distributor, if the Trust ceases to qualify as a Regulated Investment Company under Subchapter M of the Internal Revenue Code, or under any successor or similar provision, or if the Company reasonably and in good faith believes that the Trust may fail to so qualify; or

     (g) at the option of the Company, upon receipt of the Company's written notice by the Trust or the Distributor, with respect to any Designated Portfolio if the Trust fails to meet the diversification requirements specified in Article VI hereof or if the Company reasonably and in good faith believes the Trust may fail to meet such requirements; or

     (h) at the option of any party to this Agreement, upon written notice to the other party(ies), upon another party's material breach of any provision of this Agreement; or

     (i) at the option of the Company, if the Company determines in its sole judgment exercised in good faith, that either the Trust or the Distributor has suffered a material adverse change in its business, operations or financial condition since the date of this Agreement or is the subject of material adverse publicity which is likely to have a material adverse impact upon the business and operations of the Company, such termination to be effective sixty (60) days' after receipt by the other parties of written notice of the election to terminate; or

     (j) at the option of the Trust or the Distributor, if the Trust or Distributor respectively, determines in its sole judgment exercised in good faith, that the Company has suffered a material adverse change in its business, operations or financial condition since the date of this Agreement or is the subject of material adverse publicity which is likely to have a material adverse impact upon the business and operations of the Trust or the Distributor, such termination to be effective sixty (60) days' after receipt by the other parties of written notice of the election to terminate; or

     (k) at the option of the Company or the Trust upon receipt of any necessary regulatory approvals and/or the vote of the Contract owners having an interest in the Account (or any subaccount) to substitute the shares of another investment company for the corresponding Designated Portfolio shares of the Trust in accordance with the terms of the Contracts for which those Designated Portfolio shares had been selected to serve as the underlying investment media. The Company will give sixty (60) days' prior written notice to the Trust of the date of any proposed vote or other action taken to replace the Trust's shares; or

     (l) at the option of the Company or the Trust upon a determination by a majority of the Trustees, or a majority of the disinterested members, that an irreconcilable material conflict exists as set forth in
          Article VII of this Agreement; or

     (m) at the option of the Trust in the event any of the Contracts are not issued or sold in accordance with applicable federal and/or state law. Termination will be effective immediately upon such occurrence without notice; or

     (n) with respect to any Designated Portfolio, upon sixty (60) days' advance written notice from the Distributor to the Company, upon a decision by the Distributor or the Trust to cease offering shares of the Designated Portfolio for sale; or

     (o) at the option of the Distributor or the Trust, upon sixty (60) days' prior written notice to the Company, if the Company delivers the notice contemplated by Section 2.4.

10.2. Notice Requirement

     (a) No termination of this Agreement will be effective unless and until the party terminating this Agreement gives prior written notice to all other parties of its intent to terminate, which notice will set forth the basis for the termination. Such prior written notice shall be given in advance of the effective date of termination as required by this Article X.

     (b) In the event that any termination of this Agreement is based upon the provisions of Article VII, such prior written notice will be given in advance of the effective date of termination as required by such provisions.

10.3. Effect of Termination

     Notwithstanding any termination of this Agreement, the Trust and the Distributor will, at the option of the Company, continue to make available additional shares of the Trust pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as "Existing Contracts"). Specifically, without limitation, the owners of the Existing Contracts will be permitted to reallocate investments in the Portfolios (as in effect on such date), redeem investments in the Portfolios and/or invest in the Portfolios upon the making of additional purchase payments under the Existing Contracts to the same extent as if this Agreement had not terminated. The parties agree that this Section 10.3 will not apply to any terminations under Article VII and the effect of such Article VII terminations will be governed by Article VII of this Agreement.

10.4 Surviving Provisions

     Notwithstanding any termination of this Agreement, each party's obligations under Article VIII to indemnify other parties will survive and not be affected by any termination of this Agreement. In addition, with respect to Existing Contracts, all provisions of this Agreement also will survive and not be affected by any termination of this Agreement.

ARTICLE XI. NOTICES

11.1. Any notice will be deemed duly given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other parties.

     If to the Company:

     RiverSource Life Insurance Co. of New York
     1765 Ameriprise Financial Center
     Minneapolis, MN 55474
     Attention: Vice President

     With a simultaneous copy to:

     RiverSource Distributors, Inc.
     50607 Ameriprise Financial Center
     Minneapolis, MN 55474
     Attention: Chief Counsel

     If to the Trust:

     One Post Office Square
     Boston, MA 02109
     Attention: Mr. Charles Porter

     If to the Distributor:

     One Post Office Square
     Boston, MA 02109
     Attention: General Counsel

With a copy to:

     One Post Office Square
     Boston, MA 02109
     Attention: Beth Favaloro

ARTICLE XII. MISCELLANEOUS

12.1. A copy of the Agreement and Declaration of Trust of the Trust is on file with the Secretary of State of the Commonwealth of Massachusetts, and notice is hereby given that this instrument is executed on behalf of the Trustees of the Trust as Trustees and not individually and that the obligations of or arising out of this instrument, including without limitation Article VII, are not binding upon any of the Trustees or shareholders individually but binding only upon the assets and property of the Trust.

12.2. Notwithstanding anything to the contrary contained in this Agreement, in addition to and not in lieu of other provisions in this Agreement:

     a. "Confidential Information" includes but is not limited to all proprietary and confidential information of the Company and its subsidiaries, affiliates and licensees (collectively the "Protected Parties" for purposes of this Section 12.2), including without limitation all information regarding the customers of the Protected Parties; or the accounts, account numbers, names, addresses, social security numbers or any other personal identifier of such customers; or any information derived therefrom.

     b. The Distributor and the Trust may not use or disclose Confidential Information for any purpose other than to carry out the purpose for which Confidential Information was provided to the Distributor and/or the Trust as set forth in the Agreement; and the Distributor and the Trust agree to cause all their employees, agents and representatives, or any other party to whom the Distributor and/or the Trust may provide access to or disclose Confidential Information to limit the use and disclosure of Confidential Information to that purpose.

     c. The Distributor and the Trust acknowledge that all computer programs and procedures or other information developed or used by the Protected Parties or any of their employees or agents in connection with the Company's performance of its duties under this Agreement are the valuable property of the Protected Parties.

     d. The Distributor and the Trust have taken appropriate measures designed to ensure the security and confidentiality of Confidential Information; the Distributor and the Trust further agree to use reasonable efforts to cause all their agents, representatives or subcontractors of, or any other party to whom the Distributor and/or the Trust may provide access to or disclose Confidential Information to agree to implement appropriate measures designed to meet the objectives set forth in this Section 12.2.

     e. The Distributor and the Trust acknowledge that any breach of the agreements in this Section 12.2 could result in immediate and irreparable harm to the Protected Parties for which there would be no adequate remedy at law and agree that in the event of such a breach, the Protected Parties will be entitled to equitable relief by way of temporary and permanent injunctions, as well as such other relief as any court of competent jurisdiction deems appropriate.

     f.   This Section 12.2 shall survive termination of this Agreement.

12.3. The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

12.4. This Agreement may be executed simultaneously in two or more counterparts, each of which taken together will constitute one and the same instrument.

12.5. If any provision of this Agreement will be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement will not be affected thereby.

12.6. This Agreement will not be assigned by any party hereto without the prior written consent of all the parties.

12.7. Each party to this Agreement will cooperate with each other party and all appropriate governmental authorities (including without limitation the SEC, the NASD and state insurance regulators) and will permit each other and such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby. The Trust agrees that the Company will have the right to inspect, audit and copy all records pertaining to the performance of services under this Agreement pursuant to the requirements of any state insurance department.

12.8. Each party represents that the execution and delivery of this Agreement and the consummation of the transactions contemplated herein have been duly authorized by all necessary corporate or board action, as applicable, by such party and when so executed and delivered this Agreement will be the valid and binding obligation of such party enforceable in accordance with its terms.

12.9. The parties to this Agreement may amend the schedules to this Agreement from time to time to reflect changes in or relating to the Contracts, the Accounts or the Designated Portfolios of the Trust or other applicable terms of this Agreement.

12.10. Notwithstanding any other provision of this Agreement, the obligations of the Trust and the Distributor are several and, without limiting in any way the generality of the foregoing, neither such party shall have any liability for any action or failure to act by the other party, or any person acting on such other party's behalf.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and behalf by its duly authorized representative and its seal to be hereunder affixed hereto as of the date first stated above.

                                        RIVERSOURCE LIFE INSURANCE CO.
                                        OF NEW YORK


                                        By: /s/ Patrick H. Carey III
                                            ------------------------------------
                                        Name: Patrick H. Carey III
                                        Title: Vice President


                                        ATTEST:


                                        By: /s/ Betsy Hannum
                                            ------------------------------------
                                        Name: Betsy Hannum
                                        Title: Assistant Secretary


SEAL                                    PUTNAM VARIABLE TRUST


                                        By: /s/ Jonathan S. Horwitz
                                            ------------------------------------
                                        Name: Jonathan S. Horwitz
                                              ----------------------------------
                                        Title: Fund Treasurer
                                               ---------------------------------


SEAL                                    PUTNAM RETAIL MANAGEMENT LIMITED
                                        PARTNERSHIP


                                        By: /s/ Mark Comeeny
                                            ------------------------------------
                                        Name: Mark Comeeny
                                              ----------------------------------
                                        Title: CEO
                                               ---------------------------------

                                   SCHEDULE 1
                             PARTICIPATION AGREEMENT
                                  By and Among

                   RIVERSOURCE LIFE INSURANCE CO. OF NEW YORK
                                       And
                              PUTNAM VARIABLE TRUST
                                       And
                  PUTNAM RETAIL MANAGEMENT LIMITED PARTNERSHIP

The following separate accounts of RiverSource Life Insurance Co. of New York are permitted in accordance with the provisions of this Agreement to invest in Designated Portfolios of the Trust shown in Schedule 2:

     1. RiverSource of New York Variable Annuity Account 2 (prior to January 1, 2007: ACL Variable Annuity Account 2), established October 12, 1995.

     2. RiverSource of New York Account 8 (prior to January 1, 2007: IDS Life of New York Account 8), established September 12, 1985.

     3. RiverSource of New York Variable Annuity Account (prior to January 1, 2007: IDS Life of New York Variable Annuity Account, previously IDS Life of New York Flexible Portfolio Annuity Account), established April 17, 1996.

                                   SCHEDULE 2
                             PARTICIPATION AGREEMENT
                                  By and Among

                   RIVERSOURCE LIFE INSURANCE CO. OF NEW YORK
                                       And
                              PUTNAM VARIABLE TRUST
                                       And
                  PUTNAM RETAIL MANAGEMENT LIMITED PARTNERSHIP

1.   CONTRACTS AND DESIGNATED PORTFOLIOS.

The RiverSource of New York Variable Annuity Account 2 described in Schedule 1 may invest in the following Designated Portfolios of the Putnam Variable Trust:

CONTRACT(S)                                       DESIGNATED PORTFOLIOS
----------                                        ---------------------
ACL Personal Portfolio(SM) Variable Annuity       Putnam VT Diversified Income Fund--Class IA Shares
                                                  Putnam VT Growth and Income Fund--Class IA Shares
                                                  Putnam VT High Yield Fund--Class IA Shares
                                                  Putnam VT New Opportunities Fund--Class IA Shares

ACL Personal Portfolio Plus Variable Annuity      Putnam VT Diversified Income Fund--Class IB Shares
                                                  Putnam VT Growth and Income Fund--Class IB Shares
                                                  Putnam VT High Yield Fund--Class IB Shares
                                                  Putnam VT Voyager Fund--Class IB Shares

RiverSource Innovations(SM) Variable Annuity      Putnam VT Growth and Income Fund--Class IB Shares
                                                  Putnam VT International Equity Fund--Class IB Shares
                                                  Putnam VT Research Fund--Class IB Shares
                                                  Putnam VT Vista Fund--Class IB Shares

RiverSource Innovations Select Variable Annuity   Putnam VT Health Sciences Fund--Class IB Shares
                                                  Putnam VT International Equity Fund--Class IB Shares
                                                  Putnam VT Small Cap Value Fund--Class IB Shares
                                                  Putnam VT Vista Fund--Class IB Shares

RiverSource Endeavor Select Variable Annuity      Putnam VT Health Sciences Fund--Class IB Shares
                                                  Putnam VT International Equity Fund--Class IB Shares
                                                  Putnam VT Small Cap Value Fund--Class IB Shares
                                                  Putnam VT Vista Fund--Class IB Shares

The RiverSource of New York Variable Annuity Account described in Schedule 1 may invest in the following Designated Portfolios of the Putnam Variable Trust:

CONTRACT(S)                                       DESIGNATED PORTFOLIOS
-----------                                       ---------------------
IDS Life of New York Flexible Portfolio Annuity   Putnam VT New Opportunities Fund--Class IA Shares

RiverSource Retirement Advisor Variable Annuity   Putnam VT International New Opportunities Fund--Class IB Shares

RiverSource Retirement Advisor Variable           Putnam VT Vista Fund--Class IB Shares
Annuity--Band 3

RiverSource Retirement Advisor Advantage(SM)      Putnam VT Vista Fund--Class IB Shares
Variable Annuity
                                                  Putnam VT International Equity Fund--Class IB Shares
RiverSource Retirement Advisor Advantage(SM)
Variable Annuity--Band 3                          Putnam VT Health Sciences Fund--Class IB Shares

RiverSource Retirement Advisor Select(SM)
Variable Annuity

RiverSource Retirement Advisor Advantage
Plus(SM) Variable Annuity

RiverSource Retirement Advisor Select Plus(SM)
Variable Annuity

The RiverSource of New York Account 8 described in Schedule 1 may invest in the following Designated Portfolios of the Putnam Variable Trust:

CONTRACTS                                         DESIGNATED PORTFOLIOS
---------                                         ---------------------
RiverSource Variable Second-To-Die Life           Putnam VT High Yield Fund--Class IB Shares
Insurance(SM)
                                                  Putnam VT International New Opportunities Fund--Class IB Shares
RiverSource Variable Universal Life
Insurance(SM)                                     Putnam VT Vista Fund--Class IB Shares

RiverSource Variable Universal Life Insurance     Putnam VT New Opportunities Fund--Class IA Shares
III(SM)

RiverSource Succession Select Variable Life       Putnam VT Vista Fund--Class IB Shares
Insurance(SM)

RiverSource Variable Universal Life IV            Putnam VT International Equity Fund--Class IB Shares

RiverSource Variable Universal Life IV--Estate    Putnam VT Health Sciences Fund--Class IB Shares
Series

2. SERVICE FUNDS. With respect to any investment in Class IB Shares of the Designated Portfolios:

     a) Provided the Company complies with its obligations under the Agreement, the Distributor will pay the Company a service fee (the "Service Fee") on shares of the Designated Portfolios held in the Account at the rate of 0.25% per annum.

     b) The Company understands and agrees that all Service Fee payments are subject to the limitations contained in each Designated Portfolio's Distribution Plan, which may be varied or discontinued at any time, and understands and agrees that it will cease to receive such Service Fee Payments with respect to Designated Portfolio if the Designated Portfolio ceases to pay fees to the Distributor pursuant to its Distribution Plan.

     c) The Company's failure to provide the services described in Section 2(e) below or otherwise to comply with the terms of the Agreement with render it ineligible to receive Service Fees.

     d) Except as described in Sections 2(b) and 2(c) above, the Distributor will pay the Company the Service Fees unless it is not permissible to continue such Service Fee arrangement under applicable laws, rules or regulations. The Service Fee arrangement may be terminated: (A) in writing by either party upon sixty (60) days' advance written notice to the other party; or (B) if the Agreement is terminated, however, the Service Fee will continue to be due and payable with respect to shares of the Designated Portfolios attributable to Contracts in effect on the effective date of termination of the Service Fee arrangement.

     e) The Company will provide the following services to Contract owners who allocate purchase payments to subaccounts of the Account investing in the Designated Portfolios:

          i) Maintain regular contact with Contract owners and assist in answering inquiries concerning the Designated Portfolios;

          ii) Assist in printing and/or distributing shareholder reports, prospectuses, service literature and sales literature or other promotional materials provided by the Distributor;

          iii) Assist the Distributor and its affiliates in the establishment and maintenance of Contract owner and shareholder accounts and records;

          iv) Assist Contract owners in effecting administrative changes, such as exchanging into or out of the subaccounts of the Account investing in shares of the Designated Portfolios;

          v)   Assist in processing purchase and redemption transactions; and

          vi) Provide any other information or services as the Contract owners of the Distributor may reasonably request.

f) The Company's compliance with the service requirement set forth above will be evaluated from time to time by the Distributor's monitoring of redemption levels of Designated Portfolio shares held in the Account and by such other methods as the Distributor deems appropriate.